Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Feb 28, 2003
Payment Date	Mar 17, 2003

Calculation of Interest Expense

Index (LIBOR)	1.340000%
Accrual end date, accrual beginning date and days in Interest Period	Mar 17, 2003	Feb 18, 2003	27
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	125,154,976	26,486,107	31,301,763	20,466,537	16,854,796	20,518,613
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	0	0	0	0	0
Interest/Yield Payable on the Principal Balance	142,677	32,379	40,849	30,546	29,580
Interest on previously unpaid interest/yield	-	-	-	-	-
Interest/Yield Due	142,677	32,379	40,849	30,546	29,580
Interest/Yield Paid	142,677	32,379	40,849	30,546	29,580

Summary

Beginning Security Balance	125,154,976	26,486,107	31,301,763	20,466,537	16,854,796	20,518,613
Beginning Adjusted Balance	125,154,976	26,486,107	31,301,763	20,466,537	16,854,796
Principal Paid	4,860,236	1,028,532	1,215,537	794,774	654,520	846,850
Ending Security Balance	120,294,740	25,457,576	30,086,226	19,671,763	16,200,275	19,721,926
Ending Adjusted Balance	120,294,740	25,457,576	30,086,226	19,671,763	16,200,275
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	120,344,903	25,457,576	30,086,226	19,671,763	16,200,275
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					2,337,700
Ending OC Amount as Holdback Amount						2,140,716
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1564437	$0.6745681	$0.4538756	$0.5359002	$0.7042898
Principal Paid per $1000	$5.3292066	$21.4277415	$13.5059701	$13.9434107	$15.5838117